                                                                     EXHIBIT 16



Coopers & Lybrand L.L.P.   101 East Kennedy Boulevard   telephone (813)229-0221
                           Suite 1500
                           Tampa, Florida 33602-5194    facsimile (813)229-3646

a professional services firm



July 17, 1997




Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549


Gentlemen:

We have read the statements made by UGI Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of July 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Coopers & Lybrand L.L.P.
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                  JULY 11, 1997
                                (DATE OF REPORT)



                                 UGI CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         PENNSYLVANIA                            1-11071                             23-2668356
(STATE OR OTHER JURISDICTION                (COMMISSION FILE                      (I.R.S. EMPLOYER
      OF INCORPORATION)                          NUMBER)                          IDENTIFICATION NO.)


                                460 N. GULPH ROAD
                       KING OF PRUSSIA, PENNSYLVANIA 19406
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                                 (610) 337-1000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

UGI Corporation                                                        Form 8-K
Page 2                                                            July 11, 1997

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         In May 1996, Coopers & Lybrand L.L.P. ("C&L") was appointed by the Audit Committee of the Board of Directors as the Company's independent public accountants for the year ending September 30, 1997. That appointment was approved by the Board of Directors and subsequently ratified by the Company's shareholders at the Annual Meeting of Shareholders on February 25, 1997.

         In May 1997, the staff of the Securities and Exchange Commission (the "Commission"), notified the Company that for the year ending September 30, 1997, the Company's principal auditor must audit and assume the responsibility for reporting on at least 50% of the assets and revenues of the Company on a consolidated basis. As stated in their reports on the consolidated financial statements of UGI Corporation and subsidiaries for each of the two most recent fiscal years, C&L did not audit the consolidated financial statements of AmeriGas Propane, Inc. and subsidiaries ("AmeriGas Propane") as of September 30, 1996 and 1995 and for the year ended September 30, 1996 and the period from April 19, 1995 to September 30, 1995, which statements reflected total assets and revenues constituting 65 and 68 percent, and 65 and 31 percent, respectively, of the related consolidated totals of the Company. Those AmeriGas Propane financial statements were audited by Arthur Andersen LLP ("AA"). AA furnished its reports on those financial statements to C&L. C&L's reports on the Company's consolidated financial statements for the two most recent fiscal years, in so far as they relate to amounts included for AmeriGas Propane, are based solely on the reports of AA. The reports contained no adverse opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Relying on the reports of AA, C&L was satisfied that it was qualified to act as the Company's principal auditor.

         In response to the comments of the staff of the Commission, management engaged AA as the Company's independent public accountant (principal auditor), effective July 11, 1997, to examine and report on the consolidated financial statements of the Company for fiscal year 1997, and the prior engagement of C&L as the Company's independent auditor was terminated. The decision to change accountants was not recommended or approved by the Audit Committee of the Board of Directors, however, management expects the full Board of Directors to ratify its actions at the July 29, 1997 Board meeting.

         The Company is not aware of any disagreements with C&L in connection with the audits of the Company for the two most recent fiscal years on any matters of accounting principles or practices, financial statement disclosures, or auditing scope and procedures which, if not resolved to the satisfaction of C&L, would have caused C&L to make reference to the matters in their reports.

         During the Company's two most recent fiscal years and through the date of this report, the Company has had no reportable events as defined in Item 304
(a) (1)(v) of Regulation S-K.

UGI Corporation                                                        Form 8-K
Page 3                                                            July 11, 1997

         The Company has requested that C&L furnish it with a letter addressed to the Securities and Exchange Commission stating whether C&L agrees with the above statements. A copy of that letter dated July 17, 1997 is filed as Exhibit 16 to this Form 8-K.

         During the Company's two most recent fiscal years ended September 30, 1996 and September 30, 1995 and through the date of engagement of AA, the Company has not consulted with AA regarding any of the matters specified in Item 304 (a) (2) of Regulation S-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         (16) Letter to the Securities and Exchange Commission from Coopers & Lybrand L.L.P., dated July 17, 1997.
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UGI Corporation                                                        Form 8-K
Page 4                                                            July 11, 1997

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UGI CORPORATION
                                      (REGISTRANT)



                                      By: /s/ Brendan P. Bovaird
                                          -------------------------------------
                                          Brendan P. Bovaird
                                          Vice President and General Counsel

Date:  July 17, 1997